EXHIBIT 3.3
                            CERTIFICATE OF AMENDMENT
                                       OF
                                   THE BYLAWS
                                       OF
                               CYLINK CORPORATION
                            a California corporation


         The undersigned, Robert Fougner hereby certifies that:

         1. He is the duly elected and acting Secretary of Cylink Corporation, a California corporation (the "Corporation").

         2. Effective December 13, 1995 , Section 2.9(d) was added to the Bylaws of the Corporation to read in its entirety as follows:

         "Section 2.9. Voting.

                   . . . .

                  (d) Notwithstanding any term of this Section 2.9, during any period in which (i) the corporation is a listed corporation, as "listed corporation" is defined in California Corporations Code Section 301.5(d), and (ii) its Articles of Incorporation provide that shareholders of the corporation are not entitled to cumulate their votes in elections of directors, this Section 2.9 shall not be deemed to allow shareholders of the corporation to cumulate their votes in the elections of directors, and further Section 2.9(c) hereof shall not apply with respect to voting in the election of directors."

         3. Effective December 13, 1995, Article XIII, Transfer of Shares, has been repealed and deleted in its entirety from the Bylaws of the Corporation.

         IN WITNESS WHEREOF, the undersigned has set his hand hereto this 26th day of March, 1997.

                                           /s/ Robert B. Fougner
                                           -------------------------------------
                                           Robert B. Fougner
                                           Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                                   THE BYLAWS
                                       OF
                               CYLINK CORPORATION
                            a California Corporation


         The undersigned, Robert B. Fougner, hereby certifies:

         1. That he is the duly elected and acting Secretary of Cylink Corporation, a California corporation (the "Corporation").

         2. That effective October 26, 1995, Section 3.2 of the Corporation's Bylaws was amended to read as follows:

                  "The number of directors of the corporation shall be not less than seven (7) nor more than nine (9) until changed by amendment of the Articles of Incorporation or by a Bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares, provided that if the minimum number of directors is five (5) or more, any proposal to reduce the minimum number of directors to a number less then five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation in this Section 3.2, by a resolution duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors.

         IN WITNESS WHEREOF, the undersigned has set his hand hereto this 26th day of March, 1997.


                                         /s/ Robert B. Fougner
                                         ---------------------------------------
                                         Robert B. Fougner
                                         Secretary